UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2007, the company entered into an agreement with Alliance Maintenance & Services, Inc. (“Alliance”), pursuant to which the company will acquire Alliance’s telecom services division effective April 1, 2007.  Alliance’s telecom services division provides satellite and network support services to businesses throughout the south central United States.  As consideration for the purchase, Alliance will receive 1,851,852 shares of common stock of the company on July 5, 2007.  The company has agreed to register these shares for resale by Alliance.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 above.

Item 9.01 Exhibits

On March 23, 2007, the company issued a press release announcing the matters discussed above.  The full text of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
DATE: March 28, 2007	/s/ DAVID MICEK
David Micek
President and Chief Executive Officer